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Exhibit 99.1

[LETTERHEAD OF CIBC WORLD MARKETS CORP.]

The Board of Directors
Matritech, Inc.
330 Nevada Street
Newton, Massachusetts 02460

Dear Members of the Board:

        We hereby consent to the inclusion of our opinion letter, dated August 22, 2007, to the Board of Directors of Matritech, Inc. ("Matritech") as Annex D to, and reference thereto under the headings "SUMMARY—Opinion of Matritech's Financial Advisor" and "PROPOSAL ONE—THE ASSET SALE PROPOSAL—Opinion of Matritech's Financial Advisor" in, the proxy statement/prospectus relating to the proposed asset sale involving Matritech and Inverness Medical Innovations, Inc. ("Inverness"), which proxy statement/prospectus forms a part of Inverness' Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ CIBC World Markets Corp. CIBC WORLD MARKETS CORP.

October 23, 2007

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  Exhibit 99.1
[LETTERHEAD OF CIBC WORLD MARKETS CORP.]